April 14, 2000


Securities and Exchange Commission
Operations Center
6432 General Green Way
Alexandria, VA  22312-2413

Gentlemen:

We are transmitting herewith Southern Indiana
Gas and Electric Co.'s revised Current Report on Form 8-K.

Very truly yours,



/s/ James A. Hummel, II
James A. Hummel, II


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, DC   20549


                          FORM 8-K

                       CURRENT REPORT

                  Pursuant to Section 13 of
                   15(d) of the Securities
                    Exchange Act of 1934

      Date of Report (Date of earliest event reported)
                       March 31, 2000

          SOUTHERN INDIANA GAS AND ELECTRIC COMPANY

         Indiana                 1-3553              35-0672570
(State of incorporation) (Commission File Number)  (I.R.S. Employer
                                                    Indentification
                                                    No.)

     20 N.W. Fourth Street
      Evansville, Indiana                         47741
(Address of principal executive offices)       (Zip Code)

Registrant's telephone number, including area code (812) 465-5300

                             N/A
   (Former name or address, if changed since last report.)


Item 1.  Changes in Control of Registrant

Vectren Corporation (Vectren) is an Indiana corporation organized on June 10, 1999 solely for the purpose of effecting the merger of Indiana Energy, Inc. (Indiana Energy) and SIGCORP, Inc. (SIGCORP) with and into Vectren and carrying on the combined business of Indiana Energy and SIGCORP. Following the merger of Indiana Energy and SIGCORP into Vectren, all the outstanding common shares of the direct subsidiaries of Indiana Energy and SIGCORP will be owned by Vectren and former holders of Indiana Energy and SIGCORP common shares will own all of the outstanding Vectren common shares.

On March 31, 2000, Indiana Energy and SIGCORP were merged with and into Vectren. Vectren, as the successor to SIGCORP, is now the parent of Southern Indiana Gas and Electric Company (SIGECO). Vectren now owns all of the outstanding common shares of SIGECO. SIGECO's outstanding preferred stock in the amount of $19,282,000 at December 31, 1999 and outstanding long-term debt in the amount of $238,282,000 at December 31, 1999 are unaffected by the merger.

SIGECO is an operating public utility. SIGECO provides generation, transmission, distribution and sale of electric power and the distribution and sale of natural gas in southwestern Indiana. In 1999 SIGECO supplied electric power to approximately 125,000 customers in Evansville, Indiana and 74 other cities, towns, communities and adjacent rural areas. Wholesale electric power was supplied to five communities. Gas was supplied to approximately 108,000 customers in Evansville, Indiana and 64 nearby communities and environs.
                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

					     SOUTHERN INDIANA GAS AND
					     ELECTRIC COMPANY

     April 14, 2000


                                 By:  /s/ M. Susan Hardwick
                                          M. Susan Hardwick
                              Vice President and Controller